Exhibit 99.1

Letter of Transmittal

Offer to Exchange

7.875 % Senior Notes due 2018, which have been registered under the

Securities Act of 1933, as amended,

for any and all outstanding 7.875% Senior Notes due 2018

Regulation S Notes (CUSIP U1630P AA5 and ISIN USU1630PAA58)

144A Notes (CUSIP 163893 AB6 and ISIN US163893AB60)

of

Chemtura Corporation

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON                  , 2011 (THE “EXPIRATION DATE”),

UNLESS EXTENDED BY CHEMTURA CORPORATION IN ITS SOLE DISCRETION.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

By Registered Mail or Overnight Carrier:	By Hand Delivery:
U.S. Bank National Association Corporate Trust Services Attn: Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107-2292	U.S. Bank National Association Corporate Trust Services Attn: Specialized Finance Department 60 Livingston Avenue St. Paul, Minnesota 55107-2292

Confirm by Telephone:

(800) 934-6802

Delivery of this Letter of Transmittal to an address other than as set forth above or transmission of this Letter of Transmittal via a facsimile transmission will not constitute a valid delivery.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS TO THIS LETTER, CAREFULLY BEFORE CHECKING ANY BOX BELOW

Capitalized terms used in this Letter of Transmittal and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

List in Box 1 below the Old Notes (as defined below) of which you are the holder. If the space provided in Box 1 is inadequate, list the principal amount at maturity of Old Notes on a separate signed schedule and affix that schedule to this Letter of Transmittal.

BOX 1 DESCRIPTION OF OLD NOTES Old Notes:
Name(s) And Address(es) of Registered Holder(s) (Please Fill In)	Certificate Number(s)*	Aggregate Principal Amount Represented**	Principal Amount Tendered**

Total principal amount of Old Notes

*  Need not be completed by holders delivering by book-entry transfer (see below).

**  Old Notes may be tendered in whole or in part in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. All Old Notes held shall be deemed tendered unless a lesser number is specified in this column. See Instruction 4.

The undersigned acknowledges receipt of (i) the Prospectus, dated , 2011 (the “Prospectus”), of Chemtura Corporation (the “Issuer”) and the subsidiary guarantors (together, the “Guarantors”) and (ii) this Letter of Transmittal, which may be amended from time to time (as amended, this “Letter”), which together constitute the offer of the Issuer and the Guarantors (the “Exchange Offer”) to exchange new 7.875% Senior Notes due 2018 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Issuer’s outstanding 7.875% Senior Notes due 2018 (the “Old Notes”). The Old Notes were issued and sold in transactions exempt from registration under the Securities Act.

The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the Exchange Offer.

A beneficial owner whose Old Notes are held by a broker, dealer, commercial bank, trust company or other nominee and who desires to tender such Old Notes in this tender offer need not complete this Letter and must contact its nominee and instruct the nominee to tender its Old Notes on its behalf.

A participant through The Depository Trust Company (“DTC”) who wishes to participate in the tender offer must electronically submit its acceptance through DTC’s Automated Tender Offer Program (“ATOP”) system or complete, sign, and mail or transmit this Letter to the U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date. This Letter need not be completed by a DTC participant tendering through ATOP. A transmission of an acceptance to DTC through ATOP shall constitute your agreement to be bound by this letter of transmittal and your acceptance that we may enforce such agreement against you. Such holders who wish to tender through DTC’s ATOP procedures should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on of before the Expiration Date.

Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal of Old Notes to be effective, the Exchange Agent must receive a written or facsimile transmission containing a notice of withdrawal prior to the Expiration Date, by a properly transmitted “Request Message” through ATOP. Such notice of withdrawal must (i) specify the name of the holder who tendered the Old Notes to be withdrawn, (ii) contain the aggregate principal amount represented by such Old Notes, (iii) contain a statement that such holder is withdrawing the election to tender such holder’s Old Notes and (iv) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantees) or be accompanied by evidence satisfactory to the Issuer that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes. Any notice of withdrawal must identify the Old Notes to be withdrawn, including the name and number of the account at DTC to be credited, and otherwise comply with the procedures of DTC.

Beneficial owners of Old Notes who are not direct participants in DTC must contact their broker, bank or other nominee or custodian to arrange for their direct participant in DTC or to submit an instruction to DTC on their behalf in accordance with its requirements. The beneficial owners of Old Notes that are held in the name of a broker, bank or other nominee or custodian should contact such entity sufficiently in advance of the Expiration Date if they wish to tender their Old Notes and ensure that the Old Notes in DTC are blocked in accordance with the requirements and deadlines of DTC. Such beneficial owners of the Old Notes should not submit such instructions directly to DTC, us or the Exchange Agent.

The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above, or Chemtura Corporation, 199 Benson Road, Middlebury, CT 06749, Attention: Billie S. Flaherty, Senior Vice President, General Counsel and Secretary, telephone number (203) 573-2000.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Issuer and the Guarantors the principal amount of Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Issuer and the Guarantors, all right, title and interest in and to the Old Notes tendered.

The undersigned constitutes and appoints the Exchange Agent as his or her agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Issuer and the Guarantors) with respect to the tendered Old Notes, with full power of substitution, to: (a) deliver Old Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Issuer upon receipt by the Exchange Agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Issuer and the Guarantors of the Old Notes tendered under the Exchange Offer and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of the Old Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, assign and transfer the Old Notes tendered hereby and to acquire New Notes issuable upon exchange of the tendered Old Notes, and that, when the tendered Old Notes are accepted for exchange, the Issuer and the Guarantors will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes tendered.

The undersigned agrees that acceptance of any tendered Old Notes by the Issuer and the Guarantors and the issuance of New Notes in exchange therefore shall constitute performance in full by the Issuer and Guarantors of their respective obligations under the registration rights agreement that the Issuer and Guarantors entered into with the initial purchasers of the Old Notes (the “Registration Rights Agreement”) and that, upon the issuance of the New Notes, the Issuer and Guarantors will have no further obligations or liabilities under the Registration Rights Agreement (except in certain limited circumstances). By tendering Old Notes, the undersigned certifies that (i) any New Notes received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person or entity to participate in a distribution (within the meaning of the Securities Act) of the New Notes, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuer or the Guarantors nor is it a broker-dealer that acquired Old Notes directly from such persons or, if it is an affiliate (as so defined) of such persons or a broker-dealer that acquired Old Notes directly from such persons, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (iv) if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the New Notes.

The undersigned acknowledges that, if it is a broker-dealer that will receive New Notes in exchange for Old Notes that were acquired for its own account as a result of market-making activities or other trading activities, that: (1) it has not entered into any arrangement or understanding with the Issuer or any affiliate of the Issuer to distribute New Notes and (2) it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned understands that the Issuer and the Guarantors may accept the undersigned’s tender by delivering written notice of acceptance to the Exchange Agent following expiration of the tender offer, at which time the undersigned’s right to withdraw such tender will terminate.

All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned’s heirs, legal representatives, successors, assigns, executors and administrators of the undersigned. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions included with this Letter.

Unless otherwise indicated under “Special Delivery Instructions” below, the Exchange Agent will deliver New Notes (and, if applicable, any Old Notes not tendered) to the undersigned’s account indicated below by book-entry transfer.

Please read this entire Letter of Transmittal carefully before completing the boxes below.

☐	Check here if tendered Old Notes are being delivered by book-entry transfer made to the account maintained by the Exchange Agent with the DTC and complete the following:

Name of Tendering Institution:

Account Number with DTC:

Transaction Code Number:

☐	Check here if you are an “Affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuer or the Guarantors.

Use of Guaranteed Delivery (See Instruction 1)

To be completed only if tendered notes are being delivered pursuant to a notice of guaranteed delivery previously sent to the Exchange Agent. Complete the following (please enclose a photocopy of such notice of guaranteed delivery):

Name of Registered Holder(s):

Window Ticket Number (if any):

Date of Execution of the Notice of Guaranteed Delivery:

Name of Eligible Institution that Guaranteed Delivery:

If Delivered By Book-Entry Transfer, Complete The Following:

Name of Tendering Institution:

Account Number at DTC:

Transaction Code Number:

Broker-Dealer Status

☐       Check here if you are a broker-dealer that acquired your tendered notes for your own account as a result of market-making or other trading activities and wish to receive 10 additional copies of the Prospectus and any amendments or supplements thereto.

Name:

Address:

Note: signatures must be provided below

BOX 2 PLEASE SIGN HERE

This Letter of Transmittal must be signed by the registered holder(s) of Old Notes exactly as their name(s) appear(s) on certificate(s) for Old Notes, if any, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Exchange Agent of such person’s authority to so act. See Instruction 3 below.

If the signature appearing below is not of the registered holder(s) of the Old Notes, then the registered holder(s) must sign a valid power of attorney.

X

X

Signature(s) of Holder(s) or Authorized Signatory

Dated

Name(s)

Capacity

Address

Including Zip Code

Area Code and Telephone No.

SIGNATURE GUARANTEE (If required — see Instruction 3)

Certain Signatures Must be Guaranteed by a Signature Guarantor

(Name of Signature Guarantor Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Dated

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 3 and 4)
Credit Old Notes not tendered by this Letter of Transmittal, by book-entry transfer to:

☐	The Depository Trust Company

☐

☐	AccountNumber

Credit Exchange Notes issued pursuant to the Exchange Offers by book-entry transfer to:

☐	The Depository Trust Company

☐

☐	Account Number

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 3 and 4)

To be completed ONLY if a book-entry transfer of Old Notes in a principal amount not tendered or Exchange Notes is to be made to an account in the name of someone other than the person or persons whose name(s) appear(s) within this Letter of Transmittal in the box entitled “Description of Old Notes” within this Letter of Transmittal.

Deliver:	☐ Exchange Notes ☐ Old Notes (Complete as applicable)

Name
(Please Print)

☐	The Depository Trust Company

☐

☐	Account Number

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Delivery of this Letter. A Book-Entry Confirmation, as well as a properly completed and duly executed copy of this Letter and any other documents required by this Letter, must be received by the Exchange Agent at its address set forth herein on or before the Expiration Date. The method of delivery of this Letter, Book-Entry Confirmation and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

Holders who cannot deliver their Book-Entry Confirmation and all other required documents to the Exchange Agent on or before the Expiration Date may tender their Old Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure: (i) tender must be made by or through a firm that is a member of a recognized signature guarantee program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (an “Eligible Institution”); (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) (x) setting forth the name and address of the holder, the names in which the Old Notes are registered, the principal amount of Old Notes tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, the Book-Entry Confirmation will be delivered by the Eligible Institution together with this Letter, properly completed and duly executed, and any other required documents to the Exchange Agent; and (iii) a Book-Entry Confirmation, as well as all other documents required by this Letter, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Issuer, whose determination will be final and binding. The Issuer reserve the absolute right to reject any or all tenders that are not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Issuer, be unlawful. The Issuer also reserve the right to waive any of the conditions of the Exchange Offer or any defects or irregularities in tenders of any particular holder of Old Notes whether or not similar defects or irregularities are waived in the cases of other holders of Old Notes. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Old Notes.

None of the Issuer, the Guarantors, the Exchange Agent or any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

2. Partial Tenders; Withdrawals. If less than the entire principal amount of any Old Note evidenced by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Old Notes represented by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To be effective with respect to the tender of Old Notes, a written or facsimile transmission notice of withdrawal must: (i) be received by the Exchange Agent at its address set forth above before 5:00 p.m., New York City time, on the Expiration Date; (ii) specify the person named in the applicable letter of transmittal as having tendered Old Notes to be withdrawn; (iii) specify the principal amount of Old Notes to be withdrawn, which must be an authorized denomination; (iv) state that the holder is withdrawing its election to have those Old Notes exchanged; (v) state the name of the registered holder of those Old Notes; and (vi) be signed by the holder in the same manner as the signature on the applicable letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to the Issuer that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn.

3. Signatures on this Letter; Assignments; Guarantee of Signatures. If this Letter is signed by the holder(s) of Old Notes tendered hereby, the signature must correspond with the name(s) of the holder(s) of the Old Notes.

If any of the Old Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter.

If this Letter is signed by the holder of record and (i) the entire principal amount of the holder’s Old Notes are tendered; and/or (ii) untendered Old Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Old Notes, if any, nor provide a separate bond power. In any other case, the holder of record must transmit a separate bond power with this Letter.

If this Letter or any assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Issuer of their authority to so act must be submitted, unless waived by the Issuer.

Signatures on this Letter must be guaranteed by an Eligible Institution, unless Old Notes are tendered: (i) by a holder who has not completed the Box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an Eligible Institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchange’s Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program (SEMP). If Old Notes are registered in the name of a person other than the signer of this Letter, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer, in their sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

4. Special Issuance and Delivery Instructions. Tendering holders should indicate, in Box 3 or 4, as applicable, the name and account to which the New Notes or Old Notes not exchanged are to be issued, if different from the name and account of the person signing this Letter. In the case of issuance in a different name, the tax identification number of the person named must also be indicated. Holders tendering Old Notes by book-entry transfer may request that Old Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

5. Transfer Taxes. The Issuer and/or the Guarantors will pay all transfer taxes, if any, applicable to the transfer of Old Notes to them or their order pursuant to the Exchange Offer. If, however, the New Notes or Old Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to the Issuer and the Guarantors or their order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates, if any, listed in this Letter.

6. Waiver of Conditions. The Issuer reserve the absolute right to amend or waive any of the specified conditions in the Exchange Offer in the case of any Old Notes tendered.

7. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

IMPORTANT: This Letter (together with a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent on or before the Expiration Date of the Exchange Offer (as described in the Prospectus).